
<ARTICLE>                  5

<PERIOD-TYPE>                                        6-MOS
<FISCAL-YEAR-END>                                    MAR-31-1998
<PERIOD-END>                                         SEP-30-1997
<CASH>                                               321,040
<SECURITIES>                                         1,270,086
<RECEIVABLES>                                        000
<ALLOWANCES>                                         000
<INVENTORY>                                          000
<CURRENT-ASSETS>                                     000
<PP&E>                                               000
<DEPRECIATION>                                       000
<TOTAL-ASSETS>                                       21,848,450<F1>
<CURRENT-LIABILITIES>                                000
<BONDS>                                              000
<PREFERRED-MANDATORY>                                000
<PREFERRED>                                          000
<COMMON>                                             000
<OTHER-SE>                                           20,879,996
<TOTAL-LIABILITY-AND-EQUITY>                         21,848,450<F2>
<SALES>                                              000
<TOTAL-REVENUES>                                     174,089<F3>
<CGS>                                                000
<TOTAL-COSTS>                                        000
<OTHER-EXPENSES>                                     314,330<F4>
<LOSS-PROVISION>                                     000
<INTEREST-EXPENSE>                                   13,320
<INCOME-PRETAX>                                      000
<INCOME-TAX>                                         000
<INCOME-CONTINUING>                                  000
<DISCONTINUED>                                       000
<EXTRAORDINARY>                                      59,362
<CHANGES>                                            000
<NET-INCOME>                                         (439,319)<F5>
<EPS-PRIMARY>                                        (13.15)
<EPS-DILUTED>                                        000

<F1>Included  in total  assets is  Restricted  cash of  $152,799,  Other  assets
$26,044, Investments in Local Limited Partnerships $18,700,324 and Other investments $1,378,157. <F2>Included in Total Liability and Equity is Accounts payable to affiliates $953,946 and Accounts payable and accrued expenses
$14,508. <F3>Total revenues includes Rental $57,876, Investment $45,494, Accretion of Orginal Issue Discount $52,443 and Other $18,276. <F4>Included in Other Expenses is Asset Management fees $85,325, General and Administrative $96,575, Bad debt expense $32,465, Property Management fees $5,538, Rental operations, exclusive of depreciation $42,535, Depreciation $35,790 and Amortization $16,102. <F5>Net Loss reflects: Equity in losses of Local Limited Partnerships of $(340,253), loss on liquidation of interest in Local Limited Partnership of $(4,182), extraordinary gain on cancellation of indebtedness of $59,362 and minority interest in loss of Local Limited Partnership $(685).
